Exhibit 10.02

ASSET PURCHASE AGREEMENT

between

GLOBALTEL IP, INC.

and

INTERACTIVE MEDIA TECHNOLOGIES, INC.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into this 8th day of March 2006, by and between GLOBALTEL IP, INC., a Florida corporation, (“GTIP”) and INTERACTIVE MEDIA TECHNOLOGIES, INC., a Florida corporation (“IMT”).

W I T N E S S E T H:

WHEREAS, IMT has acquired certain assets that are used in connection with the Voice Over Internet Protocol (“VoIP”) business as described in Schedule A attached  hereto (the “Nextone Assets”); and

WHEREAS, GTIP desires to purchase the Nextone Assets from IMT upon the terms and conditions contained herein; and

WHEREAS, IMT desires sell the Nextone Assets to GTIP upon the terms and conditions contained herein;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

1.

Assets, Properties and Rights to be Purchased.  On the terms and subject to the conditions set forth herein, effective on the Closing Date (as defined below), IMT shall sell, assign, convey, transfer and deliver to GTIP, its successors and assigns, and GTIP shall purchase and acquire from IMT, the Nextone Assets free and clear of any and all liens, claims and encumbrances.

2.

Consideration.  In full consideration of the sale and transfer of the Nextone Assets, GTIP shall deliver to IMT 102,925 shares of GTIP’s common stock, $.001 par value (the “GTIP Shares”) registered in the name of IMT.

3.

Liabilities Not Assumed.  GTIP does not assume or agree to pay or discharge any debts, liabilities or obligations of IMT.

4.

Effective Date and Closing Date.  The Effective Date of this Agreement shall be the date this Agreement is executed by all parties. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place as of the close of business at the offices of IMT at 7999 N. Federal Highway, Suite 401, Boca Raton, FL 33487 not more than ten days after all of the conditions to Closing hereinbelow set forth are satisfied or waived (the date on which the Closing takes place being the “Closing Date”) or at such other time and place as the parties hereto shall agree.  If the Closing has not occurred on or before March 31, 2006, each party shall have the right to terminate this Agreement as hereinbelow provided.

5.

Execution and Delivery of Closing Documents.  At the Closing, (a) IMT will deliver to GTIP such assignments, consents to assignments and good and sufficient  instruments of transfer and conveyance as shall be necessary to transfer, assign and convey to, and to vest in, GTIP good and merchantable title to the Nextone Assets, free and clear of all liens, claims and encumbrances and such lists and descriptions of the Nextone Assets and such other documents as GTIP may reasonably request and (ii) GTIP will deliver to IMT the GTIP Shares.  At the Closing, each party also will execute and deliver such other appropriate and customary documents as any other party reasonably may request for the purpose of consummating the transactions contemplated by this Agreement.  All actions taken at the Closing will be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

6.

Covenant to Defend Title.  Effective as of the Closing Date, IMT hereby binds itself, and its successors and assigns, at IMT's sole cost and expense, to warrant and defend title to the Nextone Assets unto GTIP, and its successors and assigns against every person whomsoever lawfully claiming the same or any part thereof.

7.

Further Assurances.  After the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as either party may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in GTIP the ownership of and rights to the Nextone Assets granted hereunder as they existed immediately prior to the Closing and to vest more fully in IMT the ownership of and rights to the GTIP Shares.

8.

Representations and Warranties of IMT.  IMT represents and warrants to GTIP as follows, which representations and warranties shall survive the Closing:

a.

Organization and Good Standing of IMT.  IMT is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

b.

Power and Authority.  IMT has the corporate power and authority to own, lease and operate the Nextone Assets.

c.

Authorization and Validity.  IMT has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and any other documents executed or required to be executed by it in connection with this Agreement.  This Agreement and the other documents executed or required to be executed by IMT in connection with this Agreement have been or will be duly authorized by all necessary corporate action.

d.

Binding Effect.  This Agreement and the other documents executed or required to be executed by IMT in connection with this Agreement have been or will have been duly executed and delivered by IMT and are or will be, when executed and delivered, the legal, valid and binding obligations of IMT enforceable in accordance with their terms except to the extent that:

i.

enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

ii.

 the availability of equitable remedies may be limited by equitable principles of general applicability; and

iii.

 rights to indemnification may be limited by considerations of public policy.

e.

No Violation.  Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

i.

 result in a violation or breach of (a) the articles of incorporation or by-laws of IMT; or (b) any material agreement or other material instrument under which IMT is bound or to which any of the Assets are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the Assets, or

ii.

 violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

f.

Title to Nextone Assets.  IMT owns the Nextone Assets free and clear of all liens, claims and encumbrances. Upon consummation of the transactions contemplated hereby, GTIP shall receive good and valid title to the Nextone Assets, free and clear of all liens, claims and encumbrances.

g.

Consents. No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of IMT.

h.

Description of the Nextone Assets. No document heretofore furnished by IMT or any person acting on its behalf to GTIP or any person acting on its behalf with respect to the Nextone Assets (collectively, the “Disclosure Documents”) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Since the date of which information has been furnished in the Disclosure Documents, respectively, there has not been any material adverse change in or event affecting any of the Nextone Assets.

i.

Litigation. No legal or administrative or other adversary proceeding or investigation is currently pending against IMT and, to the best knowledge of IMT, none is threatened or contemplated by any governmental agency or other third party with respect to the Nextone Assets. IMT is not subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Nextone Assets which would affect the obligations of IMT or the rights of GTIP hereunder.

j.

Full Disclosure.  There are no facts pertaining to the Nextone Assets that are reasonably likely to have a material adverse effect on them that have not been disclosed by IMT to GTIP.

k.

Liens on Assets.  There are no liens held by any party on the Nextone Assets other than the lien held by Gregory T. Kruglak Revocable Trust.  The lienholder (Gregory T. Kruglak Revocable Trust) has granted a release of lien on the Nextone assets.

l.

Investment Representations and Warranties.

i.

The GTIP Shares will be acquired by IMT for its own account and not with a view to or for sale or other disposition in connection with any transaction that will not be exempt form the registration requirements of the Securities Act of 1933 (the “Securities Act”) and  any applicable state securities laws.

ii.

 IMT is capable of evaluating the merits and risks of an investment in the  GTIP Shares and has such knowledge, experience and skill in financial and business matters that it is capable of evaluating the merits and risks of the investment in GTIP Shares and the suitability of the GTIP Shares as an investment and can bear the economic risk of an investment therein for an indefinite period of time.  No guarantees have been made or can be made with respect to the future value, if any, of the GTIP Shares or the profitability or success of the business of GTIP.

iii.

 IMT understands that the GTIP Shares will not have been registered under the Securities Act or any applicable state securities laws, that the GTIP Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the GTIP Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this connection, IMT represents that it is familiar with Rule 144 promulgated under the Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Stop transfer instructions may be issued to the transfer agent for securities of GTIP (or a notation may be made in the appropriate records of GTIP) in connection with the GTIP Shares, but only to the extent customary for securities which are “restricted securities.”

iv.

 IMT understands that GTIP is the only person that can register the GTIP Shares under the Securities Act and GTIP has no obligation or intension to do so.

v.

 IMT consents to the placement of a legend on the certificate evidencing the GTIP Shares stating that they have not been registered under the Securities Act or under any other applicable securities laws, setting forth or referring to the restrictions on transferability and sale thereof and including placement of any additional language as may be required by applicable state securities laws.

9.

GTIP represents and warrants to IMT as follows, which representations and warranties shall survive the Closing:

a.

Organization and Good Standing.  GTIP is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida..

b.

Power and Authority.  GTIP has the corporate power and authority to issue the GTIP Shares as herein provided.

c.

Authority and Validity.  GTIP has the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and the other documents executed or required to be executed by it in connection with this Agreement, and this Agreement and the other documents executed or required to be executed by GTIP in connection with this Agreement have been duly authorized by all necessary corporate action of GTIP.

d.

Binding Effect.  This Agreement and the other documents executed or required to be executed by GTIP in connection with this Agreement have been or will have been duly authorized, executed and delivered by GTIP and are or will be, when executed and delivered, the legal, valid and binding obligations of GTIP enforceable in accordance with their terms except to the extent that:

i.

enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

ii.

 the availability of equitable remedies may be limited by equitable principles of general applicability; and

iii.

 rights to indemnification may be limited by considerations of public policy.

e.

No Violation.  Neither the execution and performance of this Agreement or the agreements described herein nor the consummation of the transactions described herein or therein will:

i.

result in a violation or breach of (a) the articles of incorporation or by-laws of GTIP or (b) any material agreement or other material instrument under which GTIP is bound or to which the assets of GTIP are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of GTIP; or

ii.

 violate, in any material respect, any applicable law or regulation or any judgment or order of any court or governmental agency.

f.

Consents.   Other than those to be transferred and assigned to GTIP by IMT at the Closing, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements or transactions contemplated hereby on the part of GTIP.

g.

Capitalization. GTIP has outstanding 20,698,500 shares of common stock, $.001 par value shares.

h.

Absence of Certain Changes.  Since the latest date of the GTIP Financial Statements, GTIP has not:

i.

suffered any damage or destruction or loss that could reasonably be expected to or does materially and adversely affect the condition of GTIP (financial or otherwise) or its prospects;

ii.

 acquired or disposed of any assets or properties; or

iii.

 entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions described herein or therein, or that could reasonably be expected to have, or has had, a material adverse effect on the condition of GTIP (financial or otherwise) or on its prospects.

iv.

 Litigation. No material legal or administrative or other adversary proceeding or investigation is currently pending against GTIP and, to the best knowledge of GTIP, none is threatened or contemplated by any governmental agency or other third party.  GTIP is not subject to any continuing court or administrative order, writ, injunction or decree.

10.

Termination by Agreement of IMT and GTIP.  IMT and GTIP may terminate this Agreement at any time by their mutual written consent.

11.

Damages.  If this Agreement is terminated, the parties shall retain any rights they may have against each other for any breach of any of the terms and conditions of this Agreement.

12.

Expenses.  Each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

13.

Entire Agreement.  This Agreement and the exhibits hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions.

14.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

15.

Notices.  All notices, demands, requests, or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, facsimile, or telex, addressed as follows:

If to IMT:

Interactive Media Technologies, Inc.

7999 North Federal Highway

Suite 400

Boca Raton, Florida 33487

If to GTIP:

GlobalTel IP, Inc.

7999 North Federal Highway

Suite 401

Boca Raton, Florida 33487

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent.  Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee, with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy or telex) the answerback or confirmation of receipt being deemed conclusive evidence of such delivery, or at such time as delivery is refused by the addressee upon presentation.

16.

Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.  Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

17.

Successors and Assigns.  This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

18.

Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Florida and exclusive venue shall lie in the state and federal courts in the State of Florida.

19.

Amendment, Waiver and Other Action.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

20.

Legal Representation.  All of the parties to this Agreement acknowledge that they have been advised that they should seek and have had the opportunity to seek counsel to review this Agreement and to obtain the advice of such counsel relating thereto.

21.

Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto without the consent of the other party, which consent shall not be unreasonably withheld, provided that  GTIP may assign this Agreement to a wholly owned subsidiary which has not yet been formed.

22.

Confidentiality.  Other than as required by law, each party shall maintain the confidentiality of, and not divulge or disclose to any other person, the existence of or any terms and conditions of this Agreement or any of the financial or other information provided to it by the other party to this Agreement.

23.

Captions.  The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

24.

Number and Gender.  Whenever the context requires, references in this Agreement to the singular number shall include the plural; the plural number shall include the singular; and words denoting gender shall include the masculine, feminine, and neuter.

25.

Public Announcements.  Except to the extent that IMT or GTIP believes on the advice of counsel that public disclosure is required by law, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without prior notification to the other parties.  The parties shall cooperate as to the time and contents of any such press release or public announcement, but if they are unable to reach an agreement as to the time and contents of such press release or public announcement, each shall be free to make such press release or public announcement as it deems necessary.

26.

Survival of Representations and Warranties.  The representations and warranties of the respective parties shall survive the Closing or termination of this Agreement, as the case may be.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

GLOBALTEL IP, INC.

By: /s/ Larry M. Reid_________

Name: LARRY M. REID

Title:

EXECUTIVE VICE PRESIDENT

INTERACTIVE MEDIA TECHNOLOGIES, INC.

By: /s/ Steve Williams_______________

Name: STEVE WILLIAMS

Title:   PRESIDENT

GREGORY T. KRUGLAK REVOCABLE TRUST

By: /s/ Gregory T. Kruglak_________________

Name: GREGORY T. KRUGLAK

Title:   MANAGING TRUSTEE

Schedule A

Description	Value
Nextone – H323 Gate Keeper 500 Ports	12,938.00
Nextone – 100 Port Media Routing Option	2,013.00
Nextone Intel Server (Includes Installation)	5,634.00

Total	20,585.00